Exhibit 99.1

Earnings Release

ALTICE USA REPORTS FIRST QUARTER 2023 RESULTS
Launches 'Optimum Complete' New Converged Internet + Mobile Offer
Delivers Best Fiber Customer Growth Quarter, Ending Q1 at 210K Fiber Customers
Announces Plans for 8 Gig Optimum Fiber Launch in Second Half 2023

NEW YORK (May 3, 2023) - Altice USA (NYSE: ATUS) today reports results for the first quarter ended March 31, 2023.
Dennis Mathew, Altice USA Chief Executive Officer, said: "Altice USA’s first quarter results reflect a continuation of the strategy we introduced in February centered on growing our broadband and mobile businesses to set a path to return to sustainable customer, revenue, and cash flow growth. The Company made significant progress in driving key initiatives to increase the reliability and performance of our networks and enhance our products and customer experience, which contributed to an exceptional quarter in terms of broadband network construction as well as the best ever fiber net additions. As we move through 2023, we will continue to build on our go-to-market strategies to provide customers with seamless connections, flexibility and simplicity as evidenced by this week’s introduction of Optimum Complete, which combines our powerful internet and mobile products into one bundle to deliver the full portfolio of Optimum connectivity solutions at a great value. We have a relentless focus on providing the best customer experience through the most advanced networks, and we are optimistic that we will be able to leverage our investments to grow our business and become the connectivity provider of choice across all the communities we serve."

Key Financial Highlights
•Total Revenue declined -5.3% YoY in Q1 2023 to $2.29 billion, including Residential revenue decline of -5.6% YoY, Business Services revenue decline of -1.1% YoY and News & Advertising revenue decline of -13.9% YoY.
•Net income attributable to stockholders was $25.9 million in Q1 2023 ($0.06/share on a diluted basis) compared to $196.6 million in Q1 2022 ($0.43/share on a diluted basis).
•Net cash flows from operating activities were $416.8 million in Q1 2023, compared to $600.2 million in Q1 2022.
•Adjusted EBITDA(1) declined -12.4% YoY in Q1 2023 to $868.4 million, with a margin of 37.9%.
•Cash capital expenditures of $582.9 million in Q1 2023 represented 25.4% of revenue and were up 48.6% YoY mainly driven by accelerated fiber-to-the-home (FTTH) rollout and new builds (14.1% of revenue excluding FTTH and new builds). FY 2023 guidance for cash capex of approximately $1.7 billion to $1.8 billion reiterated.
•Operating Free Cash Flow(1) decreased -52.4% YoY to $285.5 million in Q1 2023.
•Free Cash Flow(1) was ($166.1) million in Q1 2023.

Q1-23 Summary Financials	Three Months Ended March 31,
(in thousands)	2023	2022
Revenue	$2,293,978	$2,421,897
Net income attributable to Altice USA, Inc. stockholders	25,865	196,551
Adjusted EBITDA(1)	868,391	991,730
Capital Expenditures (cash)	582,897	392,371

Earnings Release

Revenue Growth and Adjusted EBITDA Detail	Q1-23

Total Revenue YoY	(5.3)%

Residential Revenue YoY	(5.6)%

Business Services Revenue YoY	(1.1)%
excluding Sprint early termination revenue	(0.2)%
News & Advertising Revenue YoY	(13.9)%
excluding political revenue	(11.0)%

Adjusted EBITDA YoY	(12.4)%
Adjusted EBITDA Margin	37.9%

Key Operational Highlights
•Total unique Residential and SMB customer relationships(2)(3) declined -2.8% YoY in Q1 2023. Quarterly unique customer net losses were -26k in Q1 2023, compared to -20k in Q1 2022.
•Total Broadband Primary Service Units (PSUs): Quarterly broadband net losses were -19k in Q1 2023, compared to -12k broadband net losses in Q1 2022.
•Total Fiber Broadband PSUs: Quarterly Fiber (FTTH) broadband net additions were +38k in Q1 2023, our best quarter for fiber net adds and more than three times the growth compared to Q1 2022 (+11k). Fiber broadband net adds were driven by both higher fiber gross additions and increased migrations of existing customers. Total fiber broadband customers reached 210k as of the end of Q1 2023.
•Optimum Mobile has approximately 248k mobile lines(5) as of March 31, 2023, adding +8k mobile net additions in Q1 2023 (+15k net additions excluding customers receiving free service), reaching 5.4% penetration of the Company's total broadband customer base.
•Residential revenue declined -5.6% YoY in Q1 2023 to $1.81 billion.
▪Residential revenue per customer relationship declined -2.7% YoY in Q1 2023 to $134.16, mostly due to the loss of higher ARPU video customers.
•Business Services revenue of $363.5 million was down -1.1% YoY in Q1 2023. SMB / Other revenue was down -0.8% YoY in Q1 2023. Lightpath revenue was down -1.9% YoY in Q1 2023. Lightpath revenue decline is driven by Sprint early termination revenue in the prior period of approximately $3.2 million; excluding this early termination revenue Lightpath revenue would have grown +1.4% in Q1 2023.
•News and Advertising revenue was down -13.9% YoY to $98.7 million in Q1 2023, or down -11.0% excluding political revenue.

Earnings Release

Customer Metrics (in thousands, except per customer amounts)

	FY-21(4)	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23

Total Passings(6)	9,263.3	9,304.9	9,363.1	9,414.9	9,463.8	9,463.8	9,512.2
Total Passings additions	140.7	41.6	58.2	51.8	48.8	200.5	48.4

Total Customer Relationships:
Residential	4,632.8	4,612.1	4,564.2	4,514.7	4,498.5	4,498.5	4,472.4
SMB	381.9	382.9	383.1	382.5	381.2	381.2	380.9
Total Unique Customer Relationships(2)(3)	5,014.7	4,995.0	4,947.3	4,897.2	4,879.7	4,879.7	4,853.3

Residential net additions (losses)	(50.8)	(20.7)	(47.9)	(49.5)	(16.2)	(134.3)	(26.1)
Business Services net additions (losses)	3.6	1.0	0.2	(0.6)	(1.3)	(0.7)	(0.3)
Total customer net additions (losses)	(47.2)	(19.8)	(47.7)	(50.1)	(17.5)	(135.0)	(26.4)

Residential PSUs:
Broadband	4,386.2	4,373.2	4,333.6	4,290.6	4,282.9	4,282.9	4,263.7
Video	2,732.3	2,658.7	2,574.2	2,491.8	2,439.0	2,439.0	2,380.5
Telephony	2,005.2	1,951.5	1,886.9	1,818.9	1,764.1	1,764.1	1,703.5

Broadband net additions (losses)	(3.3)	(13.0)	(39.6)	(43.0)	(7.7)	(103.3)	(19.2)
Video net additions (losses)	(241.0)	(73.6)	(84.5)	(82.4)	(52.8)	(293.2)	(58.6)
Telephony net additions (losses)	(211.0)	(53.7)	(64.7)	(68.0)	(54.8)	(241.1)	(60.6)

Residential ARPU ($)(7)	141.08	137.92	140.13	138.12	134.76	137.70	134.16

SMB PSUs:
Broadband	349.3	350.4	350.7	350.2	349.1	349.1	349.0
Video	104.3	102.6	101.0	99.1	97.3	97.3	95.3
Telephony	218.8	216.8	215.3	214.0	212.3	212.3	210.0

Broadband net additions (losses)	4.5	1.1	0.3	(0.5)	(1.1)	(0.2)	(0.1)
Video net additions (losses)	(7.1)	(1.6)	(1.6)	(1.9)	(1.8)	(6.9)	(2.0)
Telephony net additions (losses)	(4.4)	(2.0)	(1.6)	(1.3)	(1.7)	(6.5)	(2.3)

Total Mobile Lines:
Mobile ending lines	186.4	198.3	231.3	236.1	240.3	240.3	247.9
Mobile ending lines excluding free service(5)	186.4	190.0	195.5	202.7	208.7	208.7	223.3

Mobile line net additions	17.3	11.9	33.0	4.8	4.1	53.8	7.6
Mobile line net additions ex-free service(5)	17.3	3.6	5.5	7.2	6.0	22.3	14.6

Fiber (FTTH) Customer Metrics (in thousands)

	FY-21	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23
FTTH Total Passings(8)	1,171.0	1,316.6	1,587.1	1,908.2	2,158.7	2,158.7	2,373.0
FTTH Total Passing additions	270.9	145.7	270.4	321.2	250.5	987.8	214.2

FTTH Residential	69.3	80.4	103.7	134.2	170.0	170.0	207.2
FTTH SMB	0.3	0.6	0.7	1.2	1.7	1.7	2.7
FTTH Total customer relationships(9)	69.7	81.0	104.4	135.3	171.7	171.7	209.9

FTTH Residential net additions	43.3	11.1	23.3	30.5	35.8	100.7	37.2
FTTH SMB net additions	0.3	0.2	0.2	0.4	0.6	1.4	0.9
FTTH Total customer net additions	43.6	11.3	23.5	30.9	36.4	102.1	38.1

Earnings Release

Fiber Rollout, Multi-Gig Fiber Internet and Network Expansion Update
•Fiber (FTTH) rollout update: As of Q1 2023, the Company has 2.37 million FTTH passings, adding +214k new FTTH passings in the quarter.
•Continued Rollout of Optimum 5 Gig and 2 Gig Fiber Internet Service, Planned 2023 Launch of 8 Gig service. In the last year the Company introduced both Optimum 5 Gbps (5 Gig) and 2 Gbps (2 Gig) Fiber Internet, with symmetrical data speeds up to 5 Gig and 2 Gig respectively in certain portions of its footprint. At the end of Q1 2023, 65% of the Company’s fiber passings in the East footprint had multi-Gig speeds available to them (1 Gig symmetric speeds are available to 100% of the Company's entire fiber footprint). The Company is planning to launch symmetric 8 Gig Optimum Fiber internet service in the second half of 2023 everywhere multi-Gig fiber is available (targeting 100% of East fiber footprint in 2H-23).
•1 Gbps (1 Gig) broadband or higher speed sell-in to all new customers, where 1 Gig or higher services are available, was 36% in Q1 2023. Approximately 21% of the Residential broadband customer base currently take 1 Gig or higher speeds, representing a significant growth opportunity for the Company.
•Broadband speeds taken on average have nearly doubled in the past three years to 412 Mbps in Q1 2023. Approximately 37% of broadband customers remain on plans with download speeds of 200 Mbps or less, representing a sizable opportunity to continue to upgrade speeds. Broadband-only customer usage averaged 625 GB per month in Q1 2023, which is 25% higher than the average usage of the entire customer base (500 GB per month).
•New build activity update: The Company has been accelerating the pace of its network edge-outs, adding +48k passings in Q1 2023. This is about one third of the targeted new build network extensions for FY 2023; the Company remains on track to reach 150k+ passings for the full year. The Company continues to see strong momentum in growing customer penetration, typically reaching approximately 40% within a year of rollout in new-build areas.
FY 2023 Capex Guidance Reiterated
•The Company expects to continue to focus its investments in key growth initiatives including the FTTH rollout and new build expansion, with anticipated cash capex of approximately $1.7 billion to $1.8 billion in FY 2023.
Balance Sheet Review as of March 31, 2023
•Net debt for CSC Holdings, LLC Restricted Group was $23,072 million at the end of Q1 2023(10), representing net leverage of 6.6x Adjusted EBITDA on a last twelve month (LTM) basis. The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 5.8% as of the end of Q1 2023 and the weighted average life was 5.5 years. The Company expects to return to a leverage target of 4.5x to 5.0x net debt / Adjusted EBITDA on a Last 2 Quarters Annualized (L2QA) basis for its CSC Holdings, LLC debt silo over time.
•Net debt for Cablevision Lightpath LLC was $1,389 million at the end of Q1 2023(10), representing net leverage of 6.1x LTM. The weighted average cost of debt for Cablevision Lightpath LLC was 5.5% as of the end of Q1 2023 and the weighted average life was 4.8 years.
•Consolidated net debt for Altice USA was $24,436 million(10), representing consolidated net leverage of 6.5x LTM.
Successful Pricing of New Senior Guaranteed Notes
In April 2023, CSC Holdings issued $1.0 billion in aggregate principal amount of senior guaranteed notes that bear interest at a rate of 11.250% and mature on May 15, 2028. The proceeds will be used for general corporate purposes, which may include the opportunistic refinancing of certain existing indebtedness, and to finance capital expenditures. Following closing of the notes offering, the Company used the proceeds to temporarily repay outstanding borrowings drawn under the Revolving Credit Facility.

Shares Outstanding
As of March 31, 2023, the Company had 454,668,624 combined Class A and Class B shares outstanding.

Earnings Release

Altice USA Consolidated Operating Results (In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Broadband	$957,045	$985,517
Video	770,601	841,887
Telephony	77,681	85,234
Residential revenue	1,805,327	1,912,638
Business services and wholesale	363,536	367,522
News and Advertising	98,737	114,675
Mobile	23,601	24,035
Other	2,777	3,027
Total revenue	2,293,978	2,421,897
Operating expenses:
Programming and other direct costs	771,719	828,793
Other operating expenses	651,245	641,906
Restructuring expense and other operating items	29,672	3,378
Depreciation and amortization (including impairments)	416,212	435,349
Operating income	425,130	512,471
Other income (expense):
Interest expense, net	(389,278)	(303,362)
Gain (loss) on investments, net	192,010	(150,773)
Gain (loss) on derivative contracts, net	(166,489)	101,074
Gain (loss) on interest rate swap contracts, net	(14,429)	123,147
Gain on extinguishment of debt and write-off of deferred financing costs	4,393	—
Other income, net	10,205	2,430
Income before income taxes	61,542	284,987
Income tax expense	(30,372)	(82,846)
Net income	31,170	202,141
Net income attributable to noncontrolling interests	(5,305)	(5,590)
Net income attributable to Altice USA stockholders	$25,865	$196,551
Basic net income per share	$0.06	$0.43
Diluted net income per share	$0.06	$0.43
Basic weighted average common shares	454,686	453,229
Diluted weighted average common shares	455,594	453,229

Earnings Release

Altice USA Consolidated Statements of Cash Flows (in thousands) (Unaudited)
	March 31,
	2023	2022
Cash flows from operating activities:
Net income	$31,170	$202,141
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including impairments)	416,212	435,349
Loss (gain) on investments	(192,010)	150,773
Loss (gain) on derivative contracts, net	166,489	(101,074)
Gain on extinguishment of debt and write-off of deferred financing costs	(4,393)	—
Amortization of deferred financing costs and discounts (premiums) on indebtedness	10,719	20,342
Share-based compensation expense	(2,623)	40,532
Deferred income taxes	(57,248)	(16,149)
Decrease in right-of-use assets	11,324	10,955
Provision for doubtful accounts	20,259	14,737
Other	316	(287)
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	26,364	9,112
Prepaid expenses and other assets	(45,931)	(19,462)
Amounts due from and due to affiliates	10,084	(8,992)
Accounts payable and accrued liabilities	(20,577)	(13,477)
Deferred revenue	13,833	14,613
Interest rate swap contracts	32,858	(138,894)
Net cash provided by operating activities	416,846	600,219
Cash flows from investing activities:
Capital expenditures	(582,897)	(392,371)
Other, net	(198)	888
Net cash used in investing activities	(583,095)	(391,483)
Cash flows from financing activities:
Proceeds from long-term debt	350,000	150,000
Repayment of debt	(268,936)	(329,688)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	38,902	—
Principal payments on finance lease obligations	(37,861)	(28,941)
Other, net	(700)	—
Net cash provided by (used in) financing activities	81,405	(208,629)
Net increase (decrease) in cash and cash equivalents	(84,844)	107
Effect of exchange rate changes on cash and cash equivalents	(190)	(170)
Net decrease in cash and cash equivalents	(85,034)	(63)
Cash, cash equivalents and restricted cash at beginning of year	305,751	195,975
Cash, cash equivalents and restricted cash at end of period	$220,717	$195,912

Earnings Release

Reconciliation of Non-GAAP Financial Measures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring expense and other operating items (such as significant legal settlements, contractual payments for terminated employees, and impairments).
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Operating Free Cash Flow (defined as Adjusted EBITDA less cash capital expenditures), and Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as indicators of the Company’s financial performance. We believe these measures are two of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although they may not be directly comparable to similar measures reported by other companies.

Earnings Release

Reconciliation of net income to Adjusted EBITDA and Operating Free Cash Flow (unaudited):

(in thousands)	Three Months Ended March 31,
	2023	2022

Net income	$31,170	$202,141
Income tax expense	30,372	82,846
Other income, net	(10,205)	(2,430)
Loss (gain) on interest rate swap contracts, net	14,429	(123,147)
Loss (gain) on derivative contracts, net	166,489	(101,074)
Loss (gain) on investments	(192,010)	150,773
Gain on extinguishment of debt and write-off of deferred financing costs	(4,393)	—
Interest expense, net	389,278	303,362
Depreciation and amortization (including impairments)	416,212	435,349
Restructuring expense and other operating items	29,672	3,378
Share-based compensation	(2,623)	40,532
Adjusted EBITDA	868,391	991,730
Capital Expenditures (cash)	582,897	392,371
Operating Free Cash Flow	$285,494	$599,359

Reconciliation of net cash flow from operating activities to Free Cash Flow (unaudited):

Net cash flows from operating activities	$416,846	$600,219
Capital Expenditures (cash)	582,897	392,371
Free Cash Flow (Deficit)	$(166,051)	$207,848

Earnings Release

Consolidated Net Debt as of March 31, 2023

CSC Holdings, LLC Restricted Group (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$1,700	S+2.350%	2025(11)
Term Loan	1,532	L+2.250%	2025
Term Loan B-3	526	L+2.250%	2026
Term Loan B-5	2,910	L+2.500%	2027
Term Loan B-6	2,002	S+4.500%	2028(12)
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	750	5.250%	2024
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,205
CSC Holdings, LLC Restricted Group Cash	(132)
CSC Holdings, LLC Restricted Group Net Debt	$23,072

CSC Holdings, LLC Restricted Group Undrawn RCF	$644

Cablevision Lightpath LLC (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$—	L+3.250%	2025
Term Loan	587	L+3.250%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,452
Cablevision Lightpath Cash	(63)
Cablevision Lightpath Net Debt	$1,389

Cablevision Lightpath Undrawn RCF	$100

Earnings Release

Net Leverage Schedules as of March 31, 2023 (in $m)

	CSC Holdings Restricted Group(13)	Cablevision Lightpath LLC	CSC Holdings Consolidated(14)	Altice USA Consolidated

Gross Debt Consolidated(15)	$23,205	$1,452	$24,656	$24,656
Cash	(132)	(63)	(220)	(220)
Net Debt Consolidated	$23,072	$1,389	$24,436	$24,436
LTM EBITDA	$3,509	$228	$3,743	$3,743
L2QA EBITDA	$3,331	$229	$3,563	$3,563
Net Leverage (LTM)	6.6x	6.1x	6.5x	6.5x
Net Leverage (L2QA)	6.9x	6.1x	6.9x	6.9x
WACD (%)	5.8%	5.5%	5.8%	5.8%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,587
Unamortized financing costs and discounts, net of unamortized premiums	20
Fair value adjustments	49
Gross Debt Consolidated(15)	24,656
Finance leases and other notes	410
Total Debt	25,066
Cash	(220)
Net Debt	$24,846

Earnings Release

(1)See “Reconciliation of Non-GAAP Financial Measures” on page 7 of this release.
(2)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of the Company’s fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk Residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(3)Total Customer Relationship metrics do not include Optimum Mobile customers.
(4)FY-21 ending customer relationships include Morris Broadband, LLC acquired subscribers. Net additions (losses) are organic.
(5)Reported ending mobile lines in Q1-23 of 248k include approximately 23k lines receiving free service. Adjusted mobile lines excludes additions relating to mobile lines receiving free service from all periods presented, includes net additions from when customers previously on free service start making payments.
(6)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings. Total passings include approximately 89k total passings acquired in the Morris Broadband acquisition in Q2-21.
(7)Residential ARPU is calculated by dividing the average monthly revenue for the respective quarter (fourth quarter for annual periods) derived from the sale of broadband, video and telephony services to residential customers by the average number of total Residential customers for the same period.
(8)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(9)Represents number of households/businesses that receive at least one of the Company's fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(10)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes and collateralized debt.
(11)The CSC Holdings' revolving credit facility is due on the earlier of (i) July 13, 2027 and (ii) April 17, 2025 if, as of such date, any Term Loan borrowings are still outstanding, unless the Term Loan maturity date has been extended to a date falling after July 13, 2027.
(12)The Term Loan B-6 that is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Term Loan B-5 are still outstanding, unless the Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(13)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(14)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(15)Principal amount of debt excluding finance leases and other notes and collateralized debt.
Numerical information is presented on a rounded basis using actual amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Earnings Release

Contacts
Investor Relations
Nick Brown: +1 917 589 9983 / nick.brown@alticeusa.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Communications
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum brand. The Company operates a4, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. Altice USA also offers hyper-local, national, international and business news through its News 12, Cheddar News and i24NEWS networks.

FORWARD-LOOKING STATEMENT
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, results of operations and liquidity; our strategy, objectives, prospects, service availability targets, customer penetration rates, capital expenditure plans, fiber deployment and network expansion and upgrade plans, and leverage targets; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.